SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 2, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)


    Nevada                  000-21430                         88-0296885
(State or other
jurisdiction of             (Commission                      (IRS Employer
corporation)                File Number)                    Identification No.)


2901 Las Vegas Boulevard
Las Vegas, Nevada                                                 89109
(Address of principal office)                                  (Zip code)

Registrant's Telephone number,                               (702) 794-9237
    including area code
                      ------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.02 - Results of Operations and Financial Condition.

         On May 2, 2006, Riviera Holdings Corporation ("Riviera") announced through a press release its first quarter 2006 financial results. A copy of the press release disclosing those results is furnished as Exhibit 99 hereto. The information in this Item 2.02 and Exhibit 99 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.
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Section 8 - Other Events
Item 8.01 - Other Events.

         William L. Westerman, Riviera's Chairman and Chief Executive Officer, will make the following opening remarks in the May 2, 2006 conference call to be held in conjunction with Riviera's release of first quarter financial results:

o As many of you know, on April 6, 2006, Riviera announced its agreement to be acquired for $17 per share by Riv Acquisition Holdings Inc., which is owned by an investor group led by Neil Bluhm, Barry Sternlicht, Brett Torino and Paul Kanavos.

o Since April 6, 2006, there has been speculation in the media and in the trading of Riviera's stock at levels well in excess of the agreed buyout price. We know of no reason for such speculation other than the recent heightened bidding activities related to another casino operator, Aztar Corporation, and certain public statements by one of Riviera's larger stockholders.

o We encourage all stockholders to review the proxy statement regarding Riviera's transaction with Riv Acquisition Holdings Inc. and its investment group when the proxy statement becomes publicly available. It will contain important information concerning the contemplated transaction, including the background of the transaction and the extensive process undertaken by Riviera and its financial advisor to get an acquisition price for Riviera, which we could recommend for stockholder approval. In the meantime, it is important to understand that the process was conducted over several months, and Riviera was assisted in the process by its financial advisor, which made numerous contacts with third parties who were viewed as potential strategic or financial buyers. Furthermore, since we announced on March 23, 2006 our discussions with the investor group for a possible acquisition of Riviera at $17 per share, no other credible offers have emerged at any price.

o We will not take any questions on the acquisition transaction on this earning call.

o Again, we encourage you to read the proxy materials when they become publicly available.

o I will now present my prepared remarks on the recent earnings and operating performance of Riviera.

o Once again I wish to remind you that we will not be taking any questions on the proposed acquisition transaction with Riv Acquisition Holdings Inc.
     and the investor group.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The information in this Item 8.01 may be deemed solicitation material with respect to the proposed acquisition of Riviera through a merger with Riv Acquisition Inc., which is a wholly-owned subsidiary of Riv Acquisition Holdings Inc. In connection with that proposed merger, Riviera will file a proxy statement and other materials with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Riviera and its officers and directors may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding such individuals is included in Riviera's proxy statement relating to its 2005 annual meeting of stockholders previously filed with the SEC, and will also be included in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statement relating to the merger and other relevant documents when they become available, as well as other proxy statements and materials concerning Riviera filed with the SEC, at the SEC's website at www.sec.gov. Free copies of Riviera's SEC filings are also available on Riviera's internet website at www.theriviera.com.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)      Not applicable.
(b) Not applicable. (c) Not applicable. (d) Exhibits:

Exhibit 99 Riviera Holdings Corporation Press Release dated May 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006                         RIVIERA HOLDINGS CORPORATION


                                          By: /s/ Tullio Marchionne
                                          Secretary